EXHIBIT (J)
                      CONSENT OF INDEPENDENT AUDITORS

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

        We consent to the use of our report dated October 21, 1999 on the financial statements and the financial highlights of each of the Funds in the
Merriman Investment Trust.   Such  financial   statements and financial high-
lights appear in the 1999 Annual Report to Shareholders which is included in the Statement of Additional Information filed in Post-Effective Amendment No. 21 to the Registration Statement on Form N-1A of Merriman Investment Trust. We also consent to the references to our Firm in the Registration State-ment and Prospectus.

                                                TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
November 26, 1999